EXHIBIT 4.2


THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH COUNSEL IS OF THE OPINION THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING THE REGISTRATION OF SUCH SECURITY UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

               RIGHT TO PURCHASE _________ SHARES OF COMMON STOCK
                        OF ACRODYNE COMMUNICATIONS, INC.

                          ACRODYNE COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

          ACRODYNE COMMUNICATIONS, INC., a Delaware corporation (the "Company") having its principal executive offices at 516 Township Line Road, Blue Bell, Pennsylvania 19422, hereby certifies that, for value received ___________________ or assigns (the "Holder" or "Holders"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., New York time, on November 7, 2002, ____________________________ (_______) fully paid and nonassessable shares of
Common Stock of the Company at an exercise price, subject to adjustment, of Three Dollars ($3.00) per share (the "Purchase Price").

          As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include Acrodyne Communications, Inc. and any corporation which shall succeed or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          1. EXERCISE OF WARRANT.

               1.1. EXERCISE. Commencing on the date of this Warrant, or from time to time thereafter prior to the expiration hereof, this Warrant may be exercised in whole or in part by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

               1.2. TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant pursuant to Section 3.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 11 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

          2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by the Company of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise.

          3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.

               3.1. REORGANIZATION, CONSOLIDATION OR MERGER. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

               3.2. DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of the Warrant after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company, as trustee for the holder of the Warrant and shall promptly notify each holder of the Warrants of the occurrence of any events specified in this Section 3.

               3.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to all securities and other property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

          4. ADJUSTMENTS FOR STOCK DIVIDENDS AND STOCK SPLITS. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall hereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise, by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

          5. NOTICES OF RECORD DATE, ETC. In case:

                    (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                    (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation; or


                    (c) of any voluntary or involuntary dissolution, liquidation or winding- up of the Company; then, and in each such case, the Company shall mail or cause to be mailed to the Holder at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and this Warrant may be exercised prior to said date during the term of the Warrant no later than five days prior to said date.

          6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant from time to time outstanding.

          7. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock from time to time issuable on the exercise of the Warrant.

          8. EXCHANGE OF WARRANT. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which the Warrant or Warrants may still be exercised.

          9. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          10. WARRANT AGENT. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing the Common Stock on the exercise of the Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 8, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

          11. NEGOTIABILITY; RESTRICTIONS ON TRANSFER; WARRANT HOLDER NOT DEEMED STOCKHOLDER. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                    (a) No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or to be deemed the holder of any class of security that may at any time be issuable upon exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued shares of Common Stock in accordance with the provisions hereof; and

                    (b) Neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant have been registered under the Securities Act of 1933. Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or exchange may be made without registration under the Securities Act of 1933. The certificates evidencing the Common Stock issued on the exercise of the Warrant shall bear a legend to the effect that the certificates have not been registered under the Securities Act of 1933.

          12. FURTHER ASSURANCES. The Company undertakes generally to execute all such agreements and other instruments and to do all such other acts as are necessary or appropriate (including, but not limited to, authorizing and issuing additional shares of stock of the Company) to give full effect to the terms, conditions and provisions of this Warrant and make it binding on the Company.

          13. NOTICES. All notices and other communications between the Company and the holder of this Warrant shall be mailed by first class mail, postage prepaid, at such addresses listed above, or as may have been subsequently furnished to the other party in writing.

          14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision thereof shall in no way affect the validity or enforceability of any other provision.

          15. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 P.M., New York time, November 7, 2002.

Dated:  November 6, 1997                        ACRODYNE COMMUNICATIONS, INC.



                                                By: /s/ A. Robert Mancuso
                                                Name:  A. Robert Mancuso
                                                Title:  Chairman and President

(Corporate Seal)

                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)



TO ACRODYNE COMMUNICATIONS, INC.

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____ shares of Common Stock of ACRODYNE COMMUNICATIONS, INC. and herewith makes payment of $________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________, whose address is
_____________________.


Dated:





                                                  ___________________________
                                                  (Signature must conform to
                                                  name of holder  as specified
                                                  on the face of the Warrant)



                                                  ____________________________
                                                          (Address)

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


                  For value received, the undersigned hereby sells, assigns, and transfers unto _________ the right represented by the within Warrant to purchase ______ shares of Common Stock of ACRODYNE COMMUNICATIONS, INC. to which the within Warrant relates, and appoints ____________ Attorney to transfer ACRODYNE COMMUNICATIONS, INC. such right on the books of ACRODYNE COMMUNICATIONS, INC. with full power of substitution in the premises.


Dated:





                                                  ____________________________
                                                  (Signature must conform to
                                                  name of holder  as specified
                                                  on the face of the Warrant)



                                                   __________________________
                                                           (Address)


Signed in the presence of: